UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2026

AH REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 1000
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHRT	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHRTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2026, certain wholly owned subsidiaries of AH Realty Trust, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with an unrelated third party (the “Buyer”) to sell 11 of the Company’s 14 multifamily properties for an aggregate purchase price of approximately $562.0 million in cash (the “Multifamily Disposition”). The 11 multifamily properties subject to the Multifamily Disposition are the following properties: (1) Encore Apartments, (2) Premier Apartments, (3) The Cosmopolitan, (4) Allied, (5) 1405 Point, (6) 1305 Dock Street, (7) Greenside Apartments, (8) Chronicle Mill Apartments, (9) Chandler Residences, (10) The Edison and (11) Liberty Apartments. Under the terms of the Agreement, the Buyer is required to deliver a $15.0 million deposit, which is non-refundable unless the Company does not satisfy its customary closing conditions.

The Multifamily Disposition is subject to customary closing conditions, including receipt of satisfactory title insurance policies and estoppels. Additionally, under the terms of the Agreement, the Buyer will receive a $4.0 million credit at closing, and the Buyer holds an option to extend closing of the Multifamily Disposition by 30 days. The Company expects to close the Multifamily Disposition in the second quarter of 2026. There can be no assurances that these conditions will be satisfied or that the Company will complete the Multifamily Disposition on the terms or timeline described herein or at all, or that the Company will realize the expected benefits of the Multifamily Disposition in part or at all.

Item 7.01 Regulation FD Disclosure.

On March 16, 2026, the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include comments relating to, among other things, the completion of the Multifamily Disposition and the satisfaction of conditions to closing of the Multifamily Disposition. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and other documents filed by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 16, 2026, issued by AH Realty Trust, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AH REALTY TRUST, INC.

Date: March 16, 2026	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer and Treasurer